UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CorMedix Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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745 Rt. 202-206, Suite 303
Bridgewater, NJ 08807

             April 29, 2011

Dear Stockholders:

It is our pleasure to invite you to the 2011 Annual Meeting of Stockholders of CorMedix Inc.  We will hold the meeting on Thursday, June 2, 2011, at the Bridgewater Marriott, 700 Commons Way, Bridgewater, NJ 08807, at 11:00 a.m., local time.

Details regarding admission to the meeting and the business to be conducted at the meeting are more fully described in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

We hope you will be able to attend the annual meeting.  Whether or not you plan to attend the annual meeting, please promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

Thank you for your ongoing support of and continued interest in CorMedix.

Sincerely,

John C. Houghton
President, Chief Executive Officer and Director

745 Rt. 202-206, Suite 303
Bridgewater, NJ 08807

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 2, 2011

To our Stockholders:

Notice is hereby given that the 2011 annual meeting of the stockholders of CorMedix Inc. will be held on Thursday, June 2, 2011, at the Bridgewater Marriott, 700 Commons Way, Bridgewater, NJ 08807, at 11:00 a.m., local time.  At the annual meeting or any postponement, adjournment or delay thereof (the “2011 Annual Meeting”), you will be asked to consider and vote upon the following proposals:

1.	to elect six directors to serve until the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

2.	to ratify the appointment of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

3.	to transact such other business as may properly come before the 2011 Annual Meeting of Stockholders or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 21, 2011 are entitled to notice of, and to vote at, the 2011 Annual Meeting.

In the election of directors, each director receiving a plurality of affirmative “FOR” votes will be elected.  The proposal to ratify the appointment of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative “FOR” votes of a majority of the votes cast on the matter.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD AND “FOR” THE RATIFICATION OF THE APPOINTMENT OF J.H. COHN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

Your vote is extremely important, regardless of the number of shares you own.  Whether or not you plan to attend the 2011 Annual Meeting, we ask that you promptly sign, date and return the enclosed proxy card or voting instruction card in the envelope provided, or submit your proxy by telephone or over the Internet (if those options are available to you) in accordance with the instructions on the enclosed proxy card or voting instruction card.

The proxy statement accompanying this notice provides a more complete description of the business to be conducted at the 2011 Annual Meeting.  We encourage you to read the proxy statement carefully and in its entirety.

By order of the Board of Directors,

John C. Houghton
President, Chief Executive Officer and Director

This Notice of Annual Meeting of Stockholders, proxy statement and form of proxy are first being mailed to stockholders on or about April 29, 2011.

Important Notice Regarding the Availability of Proxy Materials for the
CorMedix Inc. 2011 Annual Meeting of Stockholders to be Held on June 2, 2011

The Proxy Statement, our form of proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are available on the Internet at materials.proxyvote.com/21900C.

CORMEDIX INC.

TABLE OF CONTENTS

Questions and Answers about the Proxy Materials and the Annual Meeting	1

Proposal No. 1: Election of Directors	8
Directors and Executive Officers	8
Arrangements Regarding Nomination for Election to the Board of Directors	10
Family Relationships	10
Transactions with Related Persons, Promoters and Certain Control Persons	11
Procedures for Review and Approval of Transactions with Related Persons	13
Section 16(a) Beneficial Ownership Reporting Compliance	14
Vote Required	14
Recommendation of the Board	14

Proposal No. 2: Ratification of Appointment of our Independent Registered Public Accounting Firm	15
Fees Billed by our Independent Registered Public Accounting Firm During Fiscal 2010 and 2009	15
Audit Committee Pre-Approval Policies and Procedures	15
Vote Required	16
Recommendation of the Board	16

Security Ownership of Certain Beneficial Owners and Management	17

Corporate Governance	19
Director Independence	19
Board and Committee Meetings	19
Board Committees	19
Director Nominations	21
Board Leadership Structure	21
Board Role in Risk Oversight	21
Code of Ethics	22
Stockholder Communications with the Board	22

Audit Committee Report	24

Executive Compensation	25
Summary Compensation Table	25
Employment Agreements and Arrangements	26
Potential Payments Upon Termination or Change in Control	27
Outstanding Equity Awards at Fiscal Year-End	28
Employee Benefit and Stock Plans	28
Director Compensation	31
Equity Compensation Plan Information	32

Stockholder Proposals	33

Proxy Solicitation	34

Annual Report	34

PROXY STATEMENT

This proxy statement (the “Proxy Statement”) is furnished by the Board of Directors of CorMedix Inc. (the “Board”) in connection with the solicitation of proxies for use at the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) to be held at the Bridgewater Marriott, 700 Commons Way, Bridgewater, NJ 08807, on Thursday, June 2, 2011, at 11:00 a.m., local time, and any adjournments thereof.  This Proxy Statement, along with a Notice of Annual Meeting of Stockholders and either a proxy card or a voting instruction card, are being mailed to stockholders beginning on or about April 29, 2011.

Unless the context otherwise requires, in this Proxy Statement, we use the terms “CorMedix,” “we,” “our,” “us” and “the Company” to refer to CorMedix Inc.

QUESTIONS AND ANSWERS ABOUT
THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why did I receive this Proxy Statement?

A:
The Board is soliciting your proxy to vote at the 2011 Annual Meeting because you were a stockholder at the close of business on April 21, 2011, the record date, and are entitled to vote at the 2011 Annual Meeting.

This Proxy Statement summarizes the information you need to know to vote at the 2011 Annual Meeting.  You do not need to attend the 2011 Annual Meeting to vote your shares.

Q:	What information is contained in this Proxy Statement?

A:
The information in this Proxy Statement relates to the proposals to be voted on at the 2011 Annual Meeting, the voting process, the Board and Board committees, the compensation of directors and certain executive officers, and certain other required information.

Q:	What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards.  For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares.  If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.  Please complete, sign, date and return each proxy card and voting instruction card that you receive.

Q:	How may I obtain an additional set of proxy materials?

A:	All stockholders may write to us at the following address to request an additional copy of these materials:

CorMedix Inc.
745 Rt. 202-206, Suite 303
Bridgewater, NJ 08807
Attention: Corporate Secretary

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, VStock Transfer, LLC, you are considered, with respect to those shares, the “stockholder of record.”  If you are a stockholder of record, the Company sent this Proxy Statement and a proxy card directly to you.

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial owner” of shares held in “street name.”  If you hold shares in street name, this Proxy Statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record.  As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or the Internet, if they offer that alternative.  As a beneficial owner is not a stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares, giving you the right to vote the shares at the 2011 Annual Meeting.

Q:	What am I voting on at the 2011 Annual Meeting?

A:	You are voting on the following proposals:

•	to elect six directors to serve until the 2012 Annual Meeting of Stockholders and until their successors are duly elected and qualify;

•	to ratify the appointment of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

•	to consider such other business as may properly come before the 2011 Annual Meeting of Stockholders or any adjournments thereof.

The Board recommends a vote “FOR” the election of each of the nominees to the Board and “FOR” the ratification of the appointment of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Q:	How do I vote?

A:	You may vote using any of the following methods:

•	Proxy card or voting instruction card. Be sure to complete, sign and date the card and return it in the prepaid envelope.

•
By telephone or over the Internet.  This is allowed if you hold shares in street name and your bank, broker or other nominee offers those alternatives. Although most banks, brokers and other nominees offer telephone and Internet voting, availability and specific procedures vary.

•
In person at the 2011 Annual Meeting.  All stockholders may vote in person at the 2011 Annual Meeting. You may also be represented by another person at the 2011 Annual Meeting by executing a proper proxy designating that person.  If you hold shares in street name, you must obtain a legal proxy from your bank, broker or other nominee and present it to the inspector of election with your ballot when you vote at the 2011 Annual Meeting.

Q:	What can I do if I change my mind after I vote my shares?

A:	If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the 2011 Annual Meeting by:

•	sending written notice of revocation to the Corporate Secretary of CorMedix;

•	submitting a new, proper proxy dated later than the date of the revoked proxy; or

•	attending the 2011 Annual Meeting and voting in person.

If you are a beneficial owner of shares, you may submit new voting instructions by contacting your bank, broker or other nominee.  You may also vote in person at the 2011 Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.  Attendance at the 2011 Annual Meeting will not, by itself, revoke a proxy.

Q:	What if I return a signed proxy card, but do not vote for some of the matters listed on the proxy card?

A:
If you return a signed proxy card without indicating your vote, your shares will be voted in accordance with the Board’s recommendations as follows: “FOR” the election of each of the nominees to the Board; and “FOR” the ratification of the appointment of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Q:	Can my broker vote my shares for me on the election of directors?

A:
No. Brokers may not use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please vote your proxy so your vote can be counted.

Q:	Can my shares be voted if I do not return my proxy card or voting instruction card and do not attend the 2011 Annual Meeting?

A:	If you do not vote your shares held of record (registered directly in your name, not in the name of a bank or broker), your shares will not be voted.

If you do not vote your shares held beneficially in street name with a broker, your broker will not be authorized to vote on most items being put to a vote, including the election of directors.  If your broker is not able to vote your shares, they will constitute “broker non-votes,” which are counted for the purposes of determining the presence of a quorum, but otherwise do not affect the outcome of any matter being voted on at a stockholder meeting.

Q:	What are the voting requirements to approve each of the proposals?

A:	In the election of directors, each director receiving a plurality of affirmative “FOR” votes will be elected. You may withhold votes from any or all nominees.

The proposal to ratify the appointment of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative “FOR” votes of a majority of the votes cast on the matter.  Abstentions will not affect the outcome of the vote on the proposal.

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.”  Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given.  In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to be voted on that proposal.  As a result, the broker “non-vote” will have no effect on the outcome of the proposals, assuming that a quorum is present.

Q:	How many votes do I have?

A:
If you hold shares of common stock, you are entitled to one vote for each share of common stock that you hold.  As of April 21, 2011, the record date, there were 11,408,274 shares of common stock outstanding.

Q:	Is cumulative voting permitted for the election of directors?

A:	We do not use cumulative voting for the election of directors.

Q:	What happens if a nominee for director does not stand for election?

A:
If for any reason any nominee does not stand for election, any proxies we receive will be voted in favor of the remaining nominees and may be voted for substitute nominees in place of those who do not stand.  We have no reason to expect that any of the nominees will not stand for election.

Q:	What happens if additional matters are presented at the 2011 Annual Meeting?

A:
Other than the two items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2011 Annual Meeting.  If you grant a proxy, the persons named as proxy holders, John C. Houghton and Brian Lenz, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2011 Annual Meeting.

Q:	How many shares must be present or represented to conduct business at the 2011 Annual Meeting?

A:
A quorum will be present if at least a majority of the outstanding shares of our common stock entitled to vote is represented at the 2011 Annual Meeting, either in person or by proxy, totaling 5,704,138 shares.

Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

Q:	How can I attend the 2011 Annual Meeting?

A:
You are entitled to attend the 2011 Annual Meeting only if you were a stockholder of CorMedix as of the close of business on April 21, 2011 or hold a valid proxy for the 2011 Annual Meeting.  You should be prepared to present photo identification for admittance.  In addition, if you are a stockholder of record, your ownership will be verified against the list of stockholders of record on the record date prior to being admitted.  If you are not a stockholder of record but hold shares through a bank, broker or other nominee (i.e., in street name), you should be prepared to provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to April 21, 2011, a copy of the voting instruction card provided to you by your bank, broker or other nominee, or similar evidence of ownership.  If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the 2011 Annual Meeting.

The 2011 Annual Meeting will begin promptly on June 2, 2011, at the Bridgewater Marriott, 700 Commons Way, Bridgewater, NJ 08807, at 11:00 a.m., local time.  You should allow adequate time for the check-in procedures.

Q:	How can I vote my shares in person at the 2011 Annual Meeting?

A:
Shares held in your name as the stockholder of record may be voted in person at the 2011 Annual Meeting.  Shares held beneficially in street name may be voted in person at the 2011 Annual Meeting only if you obtain a legal proxy from the bank, broker or other nominee that holds your shares giving you the right to vote the shares.  Even if you plan to attend the 2011 Annual Meeting, we recommend that you also submit your proxy card or voting instruction card as described herein so your vote will be counted if you later decide not to attend the 2011 Annual Meeting.

Q:	What is the deadline for voting my shares?

A:	If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the 2011 Annual Meeting.

If you hold shares beneficially in street name, please follow the voting instructions provided by your bank, broker or other nominee.  You may vote your shares in person at the 2011 Annual Meeting only if at the 2011 Annual Meeting you provide a legal proxy obtained from your bank, broker or other nominee.

Q:	Is my vote confidential?

A:
Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy.  Your vote will not be disclosed either within CorMedix or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation.  Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to our management.

Q:	How are votes counted?

A:
For the election of directors, you may vote “FOR” all or some of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees.  For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention will be counted for the purpose of establishing a quorum, but otherwise will have no effect on the outcome of the vote.

Q:	Where can I find the voting results of the 2011 Annual Meeting?

A:	We intend to announce preliminary voting results at the 2011 Annual Meeting and publish final results in a current report on Form 8-K within four business days after the 2011 Annual Meeting.

Q:	Who will bear the cost of soliciting votes for the 2011 Annual Meeting?

A:
CorMedix is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes.  In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities.  Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for forwarding proxy and solicitation materials to stockholders.

Q:	How can I obtain CorMedix corporate governance information?

A:	The following information is available in print to any stockholder who requests it:

•	Amended and Restated Certificate of Incorporation

•	Amended and Restated By-laws (the “By-laws”)

•	The charters of the following committees of the Board: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee

•	Board committee composition

•	Code of Conduct and Ethics

•	Policy regarding stockholder communications with the Board

Q:	How may I obtain the CorMedix 2010 Annual Report on Form 10-K and other financial information?

A:
A copy of our 2010 Annual Report on Form 10-K (the “2010 Annual Report”) is being sent to stockholders along with this Proxy Statement.  Stockholders may request an additional free copy of the 2010 Annual Report and other financial information by contacting us at:

CorMedix Inc.
745 Rt. 202-206, Suite 303
Bridgewater, NJ 08807
Attention: Corporate Secretary

We will also furnish any exhibit to the 2010 Annual Report if specifically requested.

Alternatively, current and prospective investors can access the 2010 Annual Report at materials.proxyvote.com/21900C.  Our filings with the Securities and Exchange Commission (“SEC”) are also available free of charge at the SEC’s website at www.sec.gov and at the Investor Relations; SEC Filings, portion of our website, www.cormedix.com.

Q:	What if I have questions for the Company’s transfer agent?

A:
Please contact our transfer agent, at the telephone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

VStock Transfer, LLC
150 West 46th Street, 6th Floor
New York, NY 10036
Telephone: (212) 828-8436
Facsimile: (646) 536-3179

Q:	Who can help answer my questions?

A:	If you have any questions about the 2011 Annual Meeting or how to vote or revoke your proxy, please contact us at:

CorMedix Inc.
745 Rt. 202-206, Suite 303
Bridgewater, NJ 08807
Attention: Corporate Secretary
Telephone: (908) 517-9500

PROPOSAL NO. 1:  ELECTION OF DIRECTORS

Six directors are to be elected at the 2011 Annual Meeting to serve until the 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”) and until their successors are duly elected and qualify.  Each of the six nominees currently serves on the Board.  If for any reason any nominee does not stand for election, any proxies we receive will be voted in favor of the remaining nominees and may be voted for substitute nominees in place of those who do not stand.  We have no reason to expect that any of the nominees will not stand for election.  The election of directors will be determined by a plurality of the votes cast.

Directors and Executive Officers

The following table sets forth the name, age and position of each of our directors and executive officers.

Name	Age	Position

John C. Houghton	47	President, Chief Executive Officer and Director (Principal Executive Officer)

Brian Lenz	39	Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)

Mark A. Klausner, M.D.	58	Chief Medical Officer

Bamdad Bastani, Ph.D.	57	Director

Richard M. Cohen	60	Director

Gary A. Gelbfish, M.D.	53	Director

Timothy M. Hofer	36	Director

Antony E. Pfaffle, M.D.	48	Director

The business experience for the past five years (and, in some instances, for prior years) of each of our executive officers and directors, and the experiences and skills that led to the conclusion that our director nominees should serve as directors, are set forth below.

John C. Houghton became our President and Chief Executive Officer in May 2009 and has been a director since May 2009. Previously, Mr. Houghton was our Chief Business Officer from January 2007 to May 2009. Mr. Houghton was the Vice President for Global Sales & Marketing at Stryker Biotech, a manufacturer of medical devices and medical equipment, from February 2005 to December 2006, where he helped build the United States and European Union sales and marketing infrastructure. From 1992 to 2005, Mr. Houghton worked for Aventis, Inc. and predecessor company Rhone-Poulenc Rorer Ltd., now a part of Sanofi-Aventis, an international pharmaceutical company, where he held positions of increasing responsibility, culminating in his role as Global New Products Marketing & Licensing Head for Cardiovascular, Diabetes, Respiratory, Inflammation and Bone. Mr. Houghton received his B.Sc. degree from Liverpool University in 1987.  Mr. Houghton brings to the Board his leadership and business experience and his in-depth knowledge of the Company as our President and Chief Executive Officer.

Brian Lenz joined us as our Chief Financial Officer and Treasurer in February 2010 and was appointed our Secretary in January 2011. Previously, Mr. Lenz served as the Chief Financial Officer of Arno Therapeutics, Inc., a development stage pharmaceuticals company, from July 2008 to February 2010. Previously, Mr. Lenz served as Chief Financial Officer, Treasurer and Secretary of VioQuest Pharmaceuticals, Inc., a development stage biotechnology company, from April 2004 to July 2008, and prior to that served as its controller beginning in October 2003. Mr. Lenz was a controller with Smiths Detection Group, a provider of threat detection and screening technologies, from 2000 to 2003, and a senior auditor with KPMG, LLP, a provider of audit, tax and advisory services, from 1998 to 2000. Mr. Lenz holds a B.S. in Accounting from Rider University and received his M.B.A. from Saint Joseph’s University, and is a certified public accountant licensed in the State of New Jersey.

Mark A. Klausner, M.D. joined us as our Chief Medical Officer in March 2011.  Previously, Dr. Klausner held the position of Chief Medical Officer at Nephrogenex, Inc., a developmental-stage biotechnology company, from December 2007 to February 2011.  Additionally, from 1990 to November 2007, Dr. Klausner held various vice presidential roles at Johnson & Johnson, a consumer health, pharmaceutical and medical devices, and diagnostics company, in the areas of medical affairs, clinical research and development, and domestic and global drug safety and surveillance.  Dr. Klausner also held director positions at Wyeth Pharmaceuticals, a pharmaceutical company that is now a part of Pfizer, in the areas of cardiovascular clinical research and OTC clinical research, from 1987 to 1990.  Dr. Klausner holds board certifications in nephrology and internal medicine and received his M.D. from Harvard Medical School.

Bamdad (Bami) Bastani, Ph.D. has been a director of CorMedix since February 2010. Dr. Bastani is the Chairman of VSSB Medical Nanotechnology Inc., a medical device company specializing in radiofrequency devices, and Chairman of B2Global Consulting, a consulting firm. Dr. Bastani was the President and Chief Executive Officer of ANADIGICS, Inc. (NASD: ANAD), a provider of semiconductor solutions, from October 1998 to August 2008, and Executive Vice President of the System LSI Group of Fujitsu Microelectronics, Inc., an electronics manufacturer, from 1996 to 1998. Dr. Bastani currently serves on the boards of directors of SkyCross, Inc., a producer of Multimode Antennas for wireless devices, and Nitronex Corporation, a producer of power transistors. He is on the Advisory Boards of Petra Solar, Inc. a producer of solar  energy, and SiTune, Inc. a producer of silicon tuners. Dr. Bastani received a B.S.E.E. from the University of Arkansas and a M.S. and Ph.D. in Electrical Engineering from The Ohio State University. Dr. Bastani brings to the Board his experience with the medical device industry his strong technical knowledge, as well as extensive Board experience.

Richard M. Cohen has been a director of CorMedix since December 2009. Since 2002, Mr. Cohen has served as a Managing Director of Encore/Novation, a company that purchases and securitizes settlement assets. He also served as Chief Financial Officer of Dune Energy, an oil and gas exploration and production company, from 2003 to 2005. Mr. Cohen is a member of the Board of Directors of Dune Energy, a member of the Board of Directors and the Audit Committee of Rodman & Renshaw, a public investment bank, and a member of the Board of Directors of Helix Biomedix, Inc., a company that develops and commercializes bioactive-peptides. Mr. Cohen holds a C.P.A. from the State of New York, received his M.B.A. from Stanford University, and received his B.S. from the Wharton School of the University of Pennsylvania.  Mr. Cohen shares with the Board his expertise in financial and investment matters and significant experience in accounting matters as a certified public accountant.

Gary A. Gelbfish, M.D. has been a director of CorMedix since December 2009. Dr. Gelbfish has been in private practice as a vascular surgeon since 1990. Dr. Gelbfish has practiced vascular surgery at Beth Israel Hospital since 1990, and has practiced vascular surgery at New York University Downtown Hospital since 2003. Since 1997, Dr. Gelbfish has served as an Assistant Clinical Professor of Surgery at Mt. Sinai Hospital. Dr. Gelbfish received a B.S. from Brooklyn College, holds an M.D. from Columbia University, and completed his fellowship in vascular surgery at Maimonides Medical Center.  Dr. Gelbfish shares with the Board his in-depth knowledge of the practice of medicine and understanding of the science behind our product candidates.

Timothy M. Hofer has been a director of CorMedix since February 2007.  Presently, Mr. Hofer serves as a business consultant to a number of private and public biotechnology and venture capital companies, and also as an officer and director of several privately held biotechnology companies.  From March 2005 through February 2011, Mr. Hofer was employed by Paramount BioCapital, Inc. and Paramount Biosciences, LLC, where he had most recently served as Senior Vice President, Legal Affairs.  From July 2000 until March 2005, Mr. Hofer was an associate in the Mergers & Acquisitions/Private Equity practice group of the New York office of the law firm O’Melveny & Myers LLP, and its predecessor, O’Sullivan Graev & Karabell, LLP.  Mr. Hofer received his B.A. in Political Science from the College of the Holy Cross in 1996 and his J.D. from Fordham Law School in 2000, where he was a member of the Fordham Law Review. Mr. Hofer is admitted to the bar in New York.  Mr. Hofer brings to the Board his knowledge of legal and corporate governance matters and his experience as an officer and director of several privately held development stage biotechnology companies.

Antony E. Pfaffle, M.D. has been a director of CorMedix since February 2007. Dr. Pfaffle has been a Partner at Bearing Circle Capital, L.P., an investment fund, since May 2007. He was a Managing Director at Paramount BioCapital, Inc. and Senior Vice-President of Business Development at Paramount BioSciences, LLC from December 2005 to May 2007. Dr. Pfaffle was a Principal and Founder of Black Diamond Research, an investment research company, from July 2001 to December 2005. Dr. Pfaffle is an internist who practiced nephrology at New York Hospital, Lenox Hill and Memorial Sloan-Kettering. Dr. Pfaffle received his M.D. from New York Medical College in 1989.  Dr. Pfaffle shares with the Board his financial expertise, his medical background and his experience with development stage biotechnology companies.

Arrangements Regarding Nomination for Election to the Board of Directors

Our Underwriting Agreement with Maxim Group LLC (“Maxim”) entered into in connection with our initial public offering completed in March 2010 (the “IPO”) provided that we will permit Maxim to either (i) designate one individual who meets the independence criteria of NYSE Amex to serve on the Board for the three-year period following the closing of the IPO or (ii) in the event that the individual designated by Maxim is not elected to the Board, have a representative of Maxim attend all meetings of the Board as an observer during such three-year period.  Such director or observer, as the case may be, would attend meetings of the Board, receive all notices and other correspondence and communications sent by us to our directors, and such director would receive compensation equal to the highest compensation of other non-employee directors, excluding the Chairman of the Audit Committee.  Dr. Gelbfish was designated by Maxim and elected to the Board in December 2009 pursuant to this arrangement.

Under the terms of a license agreement we entered into with Shiva Biomedical, LLC (“Shiva”), Shiva has the right to appoint one person to the Board during the term of such agreement.  Dr. Bastani was appointed to the Board in February 2010 pursuant to this right.

Family Relationships

There are no family relationships among our executive officers and directors.

Transactions with Related Persons, Promoters and Certain Control Persons

Paramount BioCapital, Inc. and Lindsay A. Rosenwald, M.D.

Dr. Rosenwald is the Chairman, Chief Executive Officer and sole stockholder of Paramount BioCapital, Inc. (“Paramount”).  As of April 21, 2011, Dr. Rosenwald beneficially owned approximately 5.0% of our voting capital stock.  In addition, as of April 21, 2011, certain trusts established for the benefit of Dr. Rosenwald’s children (the “Family Trusts”) beneficially owned less than 1% of our voting capital stock.  In addition, as of April 21, 2011, certain other trusts established for the benefit of Dr. Rosenwald and his family beneficially owned less than 1% of our voting capital stock.

As of immediately prior to the closing of the IPO, $198,264, including accrued and unpaid interest, was outstanding under a future advance promissory note held by Paramount BioSciences, LLC (“PBS”), of which Dr. Rosenwald is the sole member, and $452,007, including accrued and unpaid interest, was outstanding under a future advance promissory note held by the Family Trusts. Upon the completion of the IPO, the note held by PBS automatically converted into 30,499 units, consisting of 60,998 shares of our common stock and warrants to purchase 30,499 shares of our common stock at an exercise price of $3.4375, and the note held by the Family Trusts automatically converted into 69,539 units, consisting of 139,078 shares of our common stock and warrants to purchase 69,539 shares of our common stock at an exercise price of $3.4375.

In September 2010, we entered into a Board observer agreement with Dr. Rosenwald (the “Board Observer Agreement”), pursuant to which he is entitled to attend meetings of the Board as a non-voting observer, subject to certain exceptions.  The Board Observer Agreement is terminable by the Board or Dr. Rosenwald at any time.  Dr. Rosenwald also agreed to certain standstill restrictions effective during the term of the Board Observer Agreement and for 180 days following its termination.

Shiva Biomedical, LLC and Dr. Sudhir Shah, M.D.

Pursuant to a license agreement we entered into with Shiva and certain other parties on July 28, 2006, which agreement was amended on October 6, 2009 and February 22, 2010 (the “Shiva Contribution Agreement”), Shiva contributed to us its kidney products business and granted us an exclusive, worldwide license for certain technology that serves as the basis for two of our product candidates (the “Shiva Technology”). As consideration in part for the rights to the Shiva Technology, we paid Shiva an initial licensing fee of $500,000 and granted Shiva an equity interest in us. Additionally, pursuant to the Shiva Contribution Agreement, we were obligated to issue additional shares of our common stock to Shiva sufficient to maintain its ownership percentage at 7.0% of our common stock on a fully diluted basis.  In accordance with this obligation, upon the automatic conversion of our outstanding convertible notes into units (each consisting of two shares of our common stock and a warrant to purchase one share of our common stock at an exercise price of $3.4375) and shares of our common stock in connection with the closing of the IPO, we issued to Shiva 412,338 shares of our common stock.  This obligation expired upon the closing of the IPO.

Under the Shiva Contribution Agreement, we are also required to make substantial payments to Shiva upon the achievement of certain clinical and regulatory-based milestones. The maximum aggregate amount of such milestone payments, assuming achievement of all milestones, is $10,000,000. Events that trigger milestone payments include, but are not limited to, the reaching of various stages of clinical trials and regulatory approval processes. In the event that the Shiva Technology is commercialized we are obligated to pay to Shiva annual royalties based upon net sales of the product. In the event that we sublicense the Shiva Technology to a third party, we are obligated to pay to Shiva a portion of the royalties, fees or other lump-sum payments we receive from the sublicense, subject to certain deductions. Through April 21, 2011, no milestone payments or royalty payments have been earned by or paid to Shiva.

The Shiva Contribution Agreement will expire on a country-by-country basis upon the later of (i) the date the last claim under the patent rights covering a licensed product expires in a particular country, or (ii) 10 years from the first commercial sale of an applicable licensed product in such country. Following the date the last claim under the patent rights covering a licensed product expires in a particular country, we will have an irrevocable, paid-up, royalty-free license to the Shiva Technology in such country. The Shiva Contribution Agreement also may be terminated by Shiva if we fail to make payments due in accordance with the Shiva Contribution Agreement within 45 days after written notice of such failure is given to us, or if we fail to meet certain funding and developmental progress requirements, including but not limited to initiating patient dosing in a pivotal trial on or before September 30, 2011. We have the right to terminate the Shiva Contribution Agreement for any reason upon 30 days prior written notice. Should the Shiva Contribution Agreement be terminated by either party, we are obligated to reassign to Shiva all our intellectual property rights with respect to the Shiva Technology.

On February 22, 2010, we entered into an amendment to the Shiva Contribution Agreement, pursuant to which our deadline for meeting a certain development progress requirement was extended from April 30, 2010 to June 30, 2010 and we paid $25,000 to Shiva following completion of the IPO as partial reimbursement for Shiva’s expenses in connection with such amendment and prior amendments to the Shiva Contribution Agreement.

In connection with the Shiva Contribution Agreement, on July 28, 2006, we entered into a consulting agreement with Dr. Sudhir Shah, the President of Shiva, which was amended and restated on January 10, 2008 (the “Shah Consulting Agreement”). The Shah Consulting Agreement provides that for a period of one year commencing on January 10, 2008, Dr. Shah will provide us with consulting services involving areas mutually agreed to by us and Dr. Shah for up to 40 hours per month and will serve on one of our Scientific Advisory Boards. We have renewed the Shah Consulting Agreement for additional one-year terms on an annual basis. As compensation for Dr. Shah’s consulting services, we agreed to pay Dr. Shah $7,000 per month, which fee was increased to $12,000 per month upon the closing of the IPO on March 30, 2010.  The Shah Consulting Agreement was terminated effective March 31, 2010.  The Company has entered into a Scientific Advisory Board Agreement with Dr. Shah effective April 1, 2010, which provides for an annual retainer of $5,000.  During the year ended December 31, 2010, Dr. Shah received a total of $39,100.

ND Partners, LLC

On January 30, 2008, we entered into a License and Assignment Agreement (the “NDP License Agreement”) with ND Partners, LLC (“NDP”). Pursuant to the NDP License Agreement, NDP granted us exclusive, worldwide licenses for certain technology and the corresponding United States and foreign patents and applications (the “NDP Technology”). We acquired such licenses and patents through our assignment and assumption of NDP’s rights under certain separate license agreements by and between NDP and Dr. Hans-Dietrich Polaschegg, Dr. Klaus Sodemann, and Dr. Johannes Reinmueller. NDP also granted us exclusive licenses, with the right to grant sublicenses, to use and display certain trademarks in connection with the NDP Technology. As consideration in part for the rights to the NDP Technology, we paid NDP an initial licensing fee of $325,000 and granted NDP an equity interest in us.  Additionally, pursuant to the terms of a stockholder agreement with NDP, dated as of January 30, 2008, we were obligated to issue additional shares of our common stock to NDP sufficient to maintain its ownership percentage at 5.0% of our common stock (7.0% when including shares of our common stock held in escrow under the NDP License Agreement) on a fully diluted basis.  In accordance with this obligation, upon the automatic conversion of our outstanding convertible notes into units (each consisting of two shares of our common stock and a warrant to purchase one share of our common stock at an exercise price of $3.4375) and shares of our common stock in connection with the closing of the IPO, we issued to NDP 297,398 shares of our common stock and an additional 118,288 shares of our common stock into escrow. This obligation expired upon the closing of the IPO.

In addition, under the NDP License Agreement we are required to make payments to NDP upon the achievement of certain regulatory and sales-based milestones. Certain of the milestone payments are to be made in the form of shares of our common stock currently held in escrow for NDP, and other milestone payments are to be paid in cash. The maximum aggregate number of shares issuable upon achievement of milestones and the number of shares of our common stock held in escrow as of April 21, 2011 is 145,543. The maximum aggregate amount of cash payments, assuming achievement of all milestones, is $3,000,000. Events that trigger milestone payments include, but are not limited to, the reaching of various stages of regulatory approval processes and certain worldwide net sales amounts. Through April 21, 2011, no milestone payments have been earned by or paid to NDP.

The NDP License Agreement will expire on a country-by-country basis upon the earlier of (i) the expiration of the last patent claim under the NDP License Agreement in a given country, or (ii) the payment of all milestone payments and release of all shares of our common stock held in escrow under the NDP License Agreement. Upon the expiration of the NDP License Agreement in each country, we will have an irrevocable, perpetual, fully paid-up, royalty-free exclusive license to the NDP Technology in such country. The NDP License Agreement also may be terminated by NDP if we materially breach or default under the NDP License Agreement and that breach is not cured within 60 days following the delivery of written notice to us, or by us on a country-by-country basis upon 60 days prior written notice. If the NDP License Agreement is terminated by either party, our rights to the NDP Technology will revert back to NDP.

Gary A. Gelbfish, M.D.

In October 2009, Dr. Gelbfish and his wife (jointly) purchased 8% senior convertible notes in the principal amount of $200,000, Dr. Gelbfish as custodian for certain of his children purchased 8% senior convertible notes in the aggregate principal amount of $150,000, and Landmark Charity Foundation, of which Dr. Gelbfish and his wife are trustees, purchased 8% senior convertible notes in the aggregate principal amount of $150,000. Upon the completion of the IPO, the outstanding principal amount of such 8% senior convertible notes and all accrued interest thereon automatically converted into 94,496 shares of our common stock held jointly by Dr. Gelbfish and his wife, 70,872 shares of our common stock held by Dr. Gelbfish as custodian for certain of his children, and 70,872 shares of our common stock held by Landmark Charity Foundation, of which Dr. Gelbfish and his wife are trustees (“Landmark Foundation”). In connection with the issuance of the 8% senior convertible notes, Dr. Gelbfish and his wife (jointly), Dr. Gelbfish as custodian for certain of his children, and Landmark Foundation also received warrants to purchase 38,400 shares, an aggregate of 28,800 shares, and 28,800 shares of our common stock, respectively, at an exercise price of $3.4375.

Procedures for Review and Approval of Transactions with Related Persons

Pursuant to the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving all related party transactions as defined under Item 404 of Regulation S-K, after reviewing each such transaction for potential conflicts of interests and other improprieties.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in the ownership of our common stock and other equity securities.  Such persons are required to furnish us copies of all Section 16(a) filings.

Based solely upon a review of the copies of the forms furnished to us, we believe that our officers, directors and holders of more than 10% of our common stock complied with all applicable filing requirements during the fiscal year ended December 31, 2010 except as set forth below:

On March 25, 2010, Bamdad Bastani, Ph.D. filed an Initial Statement of Beneficial Ownership of Securities on Form 3 that was due on March 24, 2010.  On March 26, 2010, John C. Houghton filed an Initial Statement of Beneficial Ownership of Securities on Form 3 that was due on March 24, 2010.  On March 29, 2010, each of Gary A. Gelbfish, M.D., Mark T. Houser, M.D. and Russell H. Ellison, M.D. filed an Initial Statement of Beneficial Ownership of Securities on Form 3 that was due on March 24, 2010.

On April 14, 2010, PharmaBio Development Inc. filed an Initial Statement of Beneficial Ownership of Securities on Form 3 that was due on March 24, 2010.  On April 14, 2010, PharmaBio Development Inc. filed a Statement of Changes in Beneficial Ownership of Securities on Form 4 covering three transactions that occurred on March 30, 2010.

Vote Required

Each nominee receiving a plurality of affirmative votes will be elected to the Board.  You may withhold votes from any or all nominees.

Recommendation of the Board

The Board recommends a vote “FOR” the election of the nominees to the Board to serve until the 2012 Annual Meeting and until their successors are duly elected and qualify.

PROPOSAL NO. 2:  RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.  Although this appointment does not require ratification, the Board has directed that the appointment of J.H. Cohn LLP be submitted to stockholders for ratification due to the significance of their appointment to the Company.  If stockholders do not ratify the appointment of J.H. Cohn LLP, the Audit Committee will consider the appointment of another independent registered public accounting firm.

J.H. Cohn LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2010.  A representative of J.H. Cohn LLP is expected to be present at the 2011 Annual Meeting and will be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires.

Fees Billed by our Independent Registered Public Accounting Firm During Fiscal 2010 and 2009

Audit Fees. The aggregate audit fees billed for the fiscal years ended December 31, 2010 and 2009 by J.H. Cohn LLP, our independent registered public accounting firm, totaled $291,028 and $125,745, respectively.  Audit fees include services relating to auditing our annual financial statements, reviewing our financial statements included in our quarterly reports on Form 10-Q, reviewing registration statements in connection with the IPO and preparing comfort letters.

Audit-Related Fees. The aggregate fees billed for professional services categorized as Audit-Related Fees rendered was $0 and $0 for the years ended December 31, 2010 and 2009, respectively.

Tax Fees. The principal accountant billed $13,500 and $10,000 for tax compliance for the years ended December 31, 2010 and 2009, respectively.

All Other Fees. Other than the services described above, the aggregate fees billed for services rendered by the principal accountant which were $0 and $0 for the fiscal years ended December 31, 2010 and 2009, respectively.

Audit Committee Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee is responsible for reviewing and approving in advance any audit and any permissible non-audit engagement or relationship between us and our independent registered public accounting firm. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting. If the Audit Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Audit Committee must be informed of each non-audit service provided by our independent registered public accounting firm. Audit Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures, provided the policies and procedures are detailed as to the particular service, the Audit Committee is informed of each service provided and such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to our management. Audit Committee pre-approval of non-audit services (other than review and attestation services) also will not be required if such services fall within available exceptions established by the SEC.

All services performed by our independent registered public accounting firm during 2010 were pre-approved by the Audit Committee.

Vote Required

The affirmative vote of a majority of the votes cast on the matter is required to ratify the appointment of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.  Abstentions will not affect the outcome of the vote on the proposal.

Recommendation of the Board

The Board recommends a vote “FOR” the ratification of the appointment of J.H. Cohn LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our common stock beneficially owned on April 21, 2011 by:

•	each person, or group of affiliated persons, known to us to beneficially own 5% or more of our outstanding common stock;

•	each of our directors and named executive officers; and

•	all of our directors and executive officers as a group.

For purposes of the table below, we treat shares of our common stock subject to options or warrants that are currently exercisable or exercisable within 60 days after April 21, 2011 to be outstanding and to be beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of the person, but we do not treat the shares as outstanding for the purpose of computing the percentage ownership of any other stockholder. Except as otherwise set forth below, the address of each of the persons listed below is c/o CorMedix Inc., 745 Rt. 202-206, Suite 303, Bridgewater, NJ 08807.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned (1)
	Shares	%
5% or Greater Stockholders:

PharmaBio Development Inc. (2)	1,184,344	10.0
Elliott Associates, L.P. (3)	1,172,160	9.9
ICS Opportunities, Ltd. (4)	582,950	5.0
Lindsay A. Rosenwald, M.D. (5)	577,154	5.0

Directors and Named Executive Officers:

John C. Houghton (6)	293,720	2.5
Brian Lenz (7)	113,831	1.0
Mark A. Klausner, M.D.	0	-
Richard M. Cohen (8)	13,334	*
Gary A. Gelbfish, M.D. (9)	345,574	3.0
Bamdad Bastani, Ph.D. (8)	13,334	*
Antony E. Pfaffle, M.D. (10)	28,184	*
Timothy M. Hofer (11)	20,759	*
Mark T. Houser, M.D. (12)	68,761	*

All executive officers and directors as a group (9 persons) (13)	897,497	7.3

* Represents holdings of less than 1% of shares outstanding.

(1)
Based upon 11,408,274 shares of our common stock outstanding on April 21, 2011 and, with respect to each individual holder, rights to acquire our common stock exercisable within 60 days of April 21, 2011.

(2)
Includes (i) 789,563 shares of our common stock and (ii) 394,781 shares of our common stock issuable upon exercise of warrants.  The business address of PharmaBio Development Inc. is 4208 Six Forks Road, Suite 920, Raleigh, North Carolina 27609.  Based solely on information contained in a Schedule 13G filed with the SEC on March 23, 2011 by PharmaBio Development Inc.

(3)
Includes (i) 781,440 shares of our common stock held by Manchester Securities Corp. (“Manchester”), a wholly-owned subsidiary of Elliott Associates, L.P. (“Elliott Associates”), and (ii) 390,720 shares of our common stock issuable upon exercise of warrants held by Manchester.  The business address of Elliott Associates is 712 Fifth Avenue, 36th Floor, New York, New York 10019.  Based solely on information contained in a Schedule 13G filed with the SEC on April 9, 2010 by Elliott Associates.

(4)
Includes (i) 382,950 shares of our common stock and (ii) 200,000 shares of our common stock issuable upon exercise of warrants.  The business address of ICS Opportunities, Ltd. (“ICS Opportunities”) is c/o Millennium International Management LP, 666 Fifth Avenue, New York, New York 10103.  Based solely on information contained in a Schedule 13G/A filed with the SEC on January 21, 2011 by ICS Opportunities.

(5)
Includes (i) 82,257 shares of our common stock held directly by Dr. Rosenwald, (ii) 103,400 shares of our common stock issuable upon exercise of warrants held directly by Dr. Rosenwald, (iii) 60,998 shares of our common stock held by PBS, of which Dr. Rosenwald is sole member, and (iv) 30,499 shares of our common stock issuable upon exercise of warrants held by PBS.  The business address of Dr. Rosenwald is c/o Paramount BioSciences, LLC, 787 Seventh Avenue, 48th Floor, New York, New York 10036.  Based solely on information contained in a Schedule 13G filed with the SEC on December 9, 2010 by Dr. Rosenwald.

(6)
Includes (i) 17,328 shares of our common stock, (ii) 273,992 shares of our common stock issuable upon exercise of stock options and (iii) 2,400 shares of our common stock issuable upon exercise of warrants.

(7)
Includes (i) 3,000 shares of our common stock, (ii) 108,831 shares of our common stock issuable upon exercise of stock options and (iii) 2,000 shares of our common stock issuable upon exercise of warrants.

(8)	Includes 13,334 shares of our common stock issuable upon exercise of stock options.

(9)
Includes (i) 13,334 shares of our common stock issuable upon exercise of stock options held by Dr. Gelbfish individually, (ii) 94,496 shares of our common stock held jointly by Dr. Gelbfish and his wife, (iii) 70,872 shares of our common stock held by Dr. Gelbfish as custodian for certain of his children, (iv) 70,872 shares of our common stock held by Landmark Foundation, of which Dr. Gelbfish and his wife are trustees, (v) 38,400 shares of our common stock issuable upon exercise of warrants held jointly by Dr. Gelbfish and his wife, (v) 28,800 shares of common stock issuable upon exercise of warrants held by Dr. Gelbfish as custodian for certain of his children, and (vi) 28,800 shares of common stock issuable upon exercise of warrants held by Landmark Foundation.

(10)	Includes (i) 14,850 shares of our common stock and (ii) 13,334 shares of our common stock issuable upon exercise of stock options.

(11)	Includes (i) 7,425 shares of our common stock and (ii) 13,334 shares of our common stock issuable upon exercise of stock options.

(12)
Includes (i) 52,832 shares of our common stock, (ii) 1,277 shares of our common stock issuable upon exercise of stock options and (iii) 14,652 shares of our common stock issuable upon exercise of warrants.  Dr. Houser served as our Chief Medical Officer until February 2011.

(13)
Includes (i) 331,675 shares of our common stock, (ii) 450,770 shares of our common stock issuable upon exercise of stock options and (iii) 115,052 shares of our common stock issuable upon exercise of warrants.  Includes securities beneficially owned by Dr. Houser, who served as our Chief Medical Officer until February 2011.

CORPORATE GOVERNANCE

Director Independence

The Board has determined that each of our directors, with the exception of Mr. Houghton, qualifies as “independent” under the listing standards of NYSE Amex, federal securities laws and SEC rules with respect to members of boards of directors and members of all board committees on which he or she serves.

Board and Committee Meetings

During the fiscal year ended December 31, 2010, the Board held seven meetings.  Each of the directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board (held during the period for which he served as a director), and (ii) the total number of meetings held by all committees of the Board on which he served (during the periods that he served on such committees).   The 2011 Annual Meeting will be our first annual meeting of stockholders as a public company.  We have no written policy regarding director attendance at annual meetings of stockholders.

The Board has the following committees: the Audit Committee; the Compensation Committee; and the Nominating and Corporate Governance Committee.  During the fiscal year ended December 31, 2010, there were four meetings of the Audit Committee, three meetings of the Compensation Committee, and three meetings of the Nominating and Corporate Governance Committee.

Board Committees

The composition and responsibilities of each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are described below.  Members will serve on these committees until their resignation or until otherwise determined by the Board.

Audit Committee

The Audit Committee consists of Mr. Cohen, Dr. Bastani and Dr. Gelbfish, each of whom satisfies the independence requirements under NYSE Amex and SEC rules and regulations applicable to audit committee members and is able to read and understand fundamental financial statements. Mr. Cohen serves as chairman of the Audit Committee.

The Board has determined that Mr. Cohen qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The designation of Mr. Cohen as an “audit committee financial expert” does not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of the Audit Committee and the Board, and his designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the Audit Committee or the Board.

The Audit Committee monitors our corporate financial statements and reporting and our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements. The Audit Committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters, and established such procedures effective upon the effectiveness of the registration statement filed with the SEC in connection with the IPO. In addition, the Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent registered public accounting firm, including approving services and fee arrangements. All related party transactions will be approved by the Audit Committee before we enter into them.

Both our independent registered public accounting firm and internal financial personnel regularly meet with, and have unrestricted access to, the Audit Committee.

Compensation Committee

The Compensation Committee consists of Dr. Bastani, Dr. Pfaffle and Mr. Hofer, each of whom satisfies the independence requirements of NYSE Amex and SEC rules and regulations. Each member of this committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Dr. Bastani serves as chairman of the Compensation Committee.

The Compensation Committee reviews and approves our compensation policies and all forms of compensation to be provided to our executive officers and directors, including, among other things, annual salaries, bonuses, and other incentive compensation arrangements. In addition, the Compensation Committee administers our stock option and employee stock purchase plans, including granting stock options to our executive officers and directors. The Compensation Committee also reviews and approves employment agreements with executive officers and other compensation policies and matters.

During the fourth quarter of 2010, the Compensation Committee engaged Compensation Resources, Inc. (“Compensation Resources”) as an independent compensation consultant to (i) conduct a competitive executive market analysis of the base salary, total cash compensation and total direct compensation of our Chief Executive Officer, Chief Financial Officer and Chief Medical Officer and (ii) conduct a competitive analysis of compensation arrangements for boards of directors, compared to a group of peer companies (the majority in the pharmaceutical industry) selected by Compensation Resources.  After Compensation Resources completed its analyses, it reported its findings and made recommendations to the Compensation Committee regarding the compensation of our Chief Executive Officer, Chief Financial Officer, Chief Medical Officer and directors.  Based on these recommendations, in January 2011, we entered into amendments to our employment agreements with Mr. Houghton, our Chief Executive Officer, and Mr. Lenz, our Chief Financial Officer, and the Board adopted changes to its director compensation policy, which amendments and changes were previously disclosed in our Current Report on Form 8-K filed with the SEC on January 19, 2011 and are discussed in detail below in “Executive Compensation - Employment Agreements and Arrangements” and “Executive Compensation - Director Compensation,” respectively.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Dr. Gelbfish, Dr. Pfaffle and Mr. Hofer, each of whom satisfies the independence requirements of NYSE Amex and SEC rules and regulations. Dr. Gelbfish serves as chairman of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee identifies, evaluates and recommends nominees to the Board and committees of the Board, conducts searches for appropriate directors and evaluates the performance of the Board and of individual directors. The Nominating and Corporate Governance Committee also is responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the Board concerning corporate governance matters.

Director Nominations

In evaluating and determining whether to nominate a candidate for a position on the Board, the Nominating and Corporate Governance Committee utilizes a variety of methods and considers criteria such as high professional ethics and values, experience on the policy-making level in business or medical research/practice experience relevant to our product candidates and a commitment to enhancing stockholder value.  Candidates may be brought to the attention of the Nominating and Corporate Governance Committee by current Board members, stockholders, officers or other persons.  The Nominating and Corporate Governance Committee will review all candidates in the same manner regardless of the source of the recommendation.

We do not have a formal policy with regard to the consideration of diversity in identifying director nominees, but the Nominating and Corporate Governance Committee strives to nominate directors with a variety of complementary skills so that, as a group, the Board will possess the appropriate talent, skills and expertise to oversee our businesses.

The Nominating and Corporate Governance Committee also considers stockholder recommendations for director nominees that are properly received in accordance with our By-laws and applicable rules and regulations of the SEC.  In order to validly nominate a candidate for election or reelection as a director, stockholders must give timely notice of such nomination in writing to the Corporate Secretary and include, as to each person whom the stockholder proposes to nominate, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected).  For more information on director candidate nominations by stockholders, see “Stockholder Proposals” herein.

Board Leadership Structure

Our governing documents provide the Board with flexibility to determine the appropriate leadership structure for the Board and the Company, including but not limited to whether it is appropriate to separate the roles of Chairman of the Board and Chief Executive Officer.  In making these determinations, the Board considers numerous factors, including the specific needs and strategic direction of the Company and the size and membership of the Board at the time.

The Board currently does not have a director designated as the Chairman of the Board and does not intend to appoint a Chairman of the Board in the near future.  The Board does not believe that a Chairman of the Board is necessary for effective corporate governance at this time due to the limited size of the Board and nature of the Company’s operations.

Board Role in Risk Oversight

Senior management is responsible for assessing and managing our various exposures to risk on a day-to-day basis, including the creation of appropriate risk management programs and policies.  The Board is responsible for overseeing management in the execution of its responsibilities and for assessing our approach to risk management.  The Board exercises these responsibilities periodically as part of its meetings and also through the Board’s three committees, each of which examines various components of enterprise risk as part of its responsibilities.  Members of each committee report to the full Board at the next Board meeting regarding risks discussed by such committee.  In addition, an overall review of risk is inherent in the Board’s consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters.

Code of Ethics

We have adopted a Code of Conduct and Ethics (the “Code of Ethics”) applying to all of our directors, officers and other employees. The Code of Ethics is designed to provide guidance regarding our standards of integrity and business conduct and to promote (i) honest and ethical conduct, including fair dealing and the ethical handling of actual or apparent interest between personal and professional relationships; (ii) conducting business with professional competence and integrity; (iii) full, fair, accurate, timely and understandable disclosure; (iv) compliance with applicable laws, rules and regulations; (v) prompt reporting of violations of the Code of Ethics; and (vi) accountability for adherence to the Code of Ethics.

A copy of the Code of Ethics is available in the Investor Relations; Corporate Governance, portion of our website, www.cormedix.com.  Additional copies of the Code of Ethics may be obtained without charge, from us by writing or calling: 745 Rt. 202-206, Suite 303, Bridgewater, NJ 08807, Attn: Chief Financial Officer; Telephone: (908) 517-9500.

Stockholder Communications with the Board

Stockholders who wish to do so may communicate directly with the Board or specified individual directors by writing to:

Board of Directors (or name of individual director)
c/o Corporate Secretary
CorMedix Inc.
745 Rt. 202-206, Suite 303
Bridgewater, NJ 08807

We will forward all communications from security holders and interested parties to the full Board, to non-management directors, to an individual director or to the chairperson of the Board committee that is most closely related to the subject matter of the communication, except for the following types of communications: (i) communications that advocate that we engage in illegal activity; (ii) communications that, under community standards, contain offensive or abusive content; (iii) communications that have no relevance to our business or operations; and (iv) mass mailings, solicitations and advertisements.  The Corporate Secretary will determine when a communication is not to be forwarded.  Our acceptance and forwarding of communications to directors does not imply that directors owe or assume any fiduciary duties to persons submitting the communications.

Additionally, the Audit Committee has established procedures for the receipt, retention and confidential treatment of complaints received by CorMedix regarding accounting, internal accounting controls or auditing matters, including procedures for confidential, anonymous submissions by employees with respect to such matters.  Employees and stockholders may raise a question or concern to the Audit Committee regarding accounting, internal accounting controls or auditing matters by writing to:

Chairman, Audit Committee
c/o Corporate Secretary
CorMedix Inc.
745 Rt. 202-206, Suite 303
Bridgewater, NJ 08807

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s financial statements for the fiscal year ended December 31, 2010 with both management and J.H. Cohn LLP, the Company’s independent registered public accounting firm.  In its discussion, management has represented to the Audit Committee that the Company’s financial statements for the fiscal year ended December 31, 2010 were prepared in accordance with generally accepted accounting principles.

The Audit Committee meets with the Company’s independent registered public accounting firm, with and without management present, to discuss the results of their annual audit and quarterly reviews, the Company’s internal controls and the overall quality of the Company’s financial reporting.  The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has considered and discussed with J.H. Cohn LLP such firm’s independence and the compatibility of the non-audit services provided by the firm with its independence.

Based on the Audit Committee’s review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

AUDIT COMMITTEE

Richard M. Cohen (Chairman)
Bamdad Bastani, Ph.D.
Gary A. Gelbfish, M.D.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information with respect to compensation earned by the named executive officers:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)		Total ($)

John C. Houghton (1)	2010	250,000	108,500	(2)	2,046,900	(3)	2,405,400
President and Chief Executive Officer	2009	222,500	75,000	(4)	-		297,500

Brian Lenz (5) Chief Financial Officer, Treasurer and Secretary	2010	175,000	84,760	(6)	818,800	(7)	1,078,560

Mark T. Houser, M.D. (8)	2010	220,000	51,084	(9)	818,800	(10)	1,089,884
Former Chief Medical Officer	2009	220,000	-		-		220,000

(1)	Mr. Houghton became our President and Chief Executive Officer in May 2009. Previously, Mr. Houghton was our Chief Business Officer from January 2007 to May 2009.

(2)
Mr. Houghton received a cash bonus of $50,000 in May 2010 related to the closing of the IPO and a 2010 discretionary performance bonus of $58,500 in January 2011, each pursuant to the terms of his employment agreement.

(3)
On March 30, 2010, we granted Mr. Houghton options to purchase 818,146 shares of our common stock under our Amended and Restated 2006 Stock Incentive Plan (“Stock Incentive Plan”) with an exercise price of $3.125 per share.  These options vest in equal installments on each of the first three anniversaries of the grant date.

(4)	Represents the total bonus paid to Mr. Houghton in connection with the in-licensing of product candidates under the terms of the Original Houghton Employment Agreement, as described below.

(5)	Mr. Lenz became our Chief Financial Officer and Treasurer in February 2010 and became our Secretary in January 2011.

(6)
Mr. Lenz received a cash bonus of $10,000 in May 2010 related to the closing of the IPO, a $15,000 guaranteed bonus in December 2010, and a 2010 discretionary performance bonus of $59,760 in January 2011, each pursuant to the terms of his employment agreement.

(7)
On March 30, 2010, we granted Mr. Lenz options to purchase 326,492 shares of our common stock under the Stock Incentive Plan with an exercise price of $3.125 per share.  These options vest in equal installments on each of the first three anniversaries of the grant date.

(8)	Dr. Houser served as our Chief Medical Officer until February 2011.

(9)	Dr. Houser received a 2010 discretionary performance bonus of $51,084 in March 2011, pursuant to the terms of his employment agreement.

(10)
On March 30, 2010, we granted Dr. Houser options to purchase 326,492 shares of our common stock under the Stock Incentive Plan with an exercise price of $3.125 per share.  These options have been forfeited in accordance to the terms of his employment agreement.

Employment Agreements and Arrangements

John C. Houghton

On December 22, 2006, we entered into an employment agreement with Mr. Houghton (the “Original Houghton Employment Agreement”) to act as our Chief Business Officer for an initial term of three years.  Following his appointment as our President and Chief Executive Officer in May 2009, we entered into an amended and restated employment agreement with Mr. Houghton, effective as of November 25, 2009 (the “Amended and Restated Houghton Employment Agreement”).  On January 14, 2011, we entered into an amendment to the Amended and Restated Houghton Employment Agreement, effective January 1, 2011 (the “Houghton Amendment”).  The Amended and Restated Houghton Employment Agreement has an initial term of two years, and thereafter is automatically extended for additional one-year periods unless either party provides the other with appropriate notice of its decision not to extend the term.

The Amended and Restated Houghton Employment Agreement provided for (i) an annual base salary of $250,000 and (ii) eligibility to receive, at the sole discretion of the Board, annual bonus payments of up to 30% of his base salary based upon the achievement of certain financial, clinical development and business milestones.  Effective January 1, 2011, the Houghton Amendment amended the Amended and Restated Houghton Employment Agreement to (i) increase Mr. Houghton’s annual base salary to $350,000 and (ii) increase the amount of the annual bonus payments Mr. Houghton may receive upon the achievement of certain financial, clinical development and business milestones, at the sole discretion of the Board, to up to 40% of Mr. Houghton’s annual base salary.

The Amended and Restated Houghton Employment Agreement provides for a $50,000 bonus upon the completion of the IPO, as well as certain market capitalization bonuses.  Additionally, pursuant to the Amended and Restated Houghton Employment Agreement, on March 30, 2010, in connection with the completion of the IPO we granted Mr. Houghton options to purchase 818,146 shares of our common stock under the Stock Incentive Plan with an exercise price of $3.125 per share.  These options vest in equal installments on each of the first three anniversaries of the grant date.  The Original Houghton Employment Agreement also provided for incentive bonuses of up to $75,000 in connection with in-licensing of products as a result of Mr. Houghton’s efforts.

The Amended and Restated Houghton Agreement provides for severance payments in certain circumstances, as discussed in detail below.

Brian Lenz

On February 16, 2010, we entered into an employment agreement with Brian Lenz, effective February 16, 2010, to act as our Chief Financial Officer (the “Lenz Employment Agreement”).  On January 14, 2011, we entered into an amendment to the Lenz Employment Agreement, effective January 1, 2011 (the “Lenz Amendment”).  The Lenz Employment Agreement has an initial term of two years, and thereafter is automatically extended for additional one-year periods unless either party provides the other with appropriate notice of its decision not to extend the term.

The Lenz Employment Agreement provided for (i) an annual base salary of $175,000, (ii) guaranteed bonuses of $15,000 upon the last business day of the first calendar year during the term and $25,000 upon the last business day of the second and each following calendar year during the term provided that Mr. Lenz remains the Company’s employee, and (iii) eligibility to receive, at the sole discretion of the Board, annual bonus payments of up to 30% of Mr. Lenz’s base salary and guaranteed bonus based upon the achievement of certain financial, clinical development and business milestones.  Effective January 1, 2011, the Lenz Amendment amended the Lenz Employment Agreement to (i) increase Mr. Lenz’s annual base salary to $250,000 and (ii) eliminate Mr. Lenz’s annual guaranteed bonus.

The Lenz Employment Agreement also provided for a $10,000 bonus, which was paid in May 2010.  Additionally, pursuant to the Lenz Employment Agreement, on March 30, 2010, in connection with the completion of the IPO we granted Mr. Lenz options to purchase 326,492 shares of our common stock under the Stock Incentive Plan with an exercise price of $3.125 per share.  These options vest in equal installments on each of the first three anniversaries of the grant date.

The Lenz Employment Agreement provides for severance payments in certain circumstances, as discussed in detail below.

Mark T. Houser

On February 14, 2007, we entered into an employment agreement with Dr. Houser to act as our Chief Medical Officer (the “Houser Employment Agreement”) for an initial term of three years, which term was to extend automatically for additional one-year periods unless appropriate notice was given by one of parties.  The Houser Employment Agreement provided for (i) an annual base salary of $220,000, and (ii) eligibility to receive, at the sole discretion of the Board, annual bonus payments of up to 30% of Dr. Houser’s base salary based upon the achievement of certain financial, clinical development and business milestones.

Pursuant to the Houser Employment Agreement, on March 30, 2010, in connection with the completion of the IPO we granted Dr. Houser options to purchase 326,492 shares of our common stock under the Stock Incentive Plan with an exercise price of $3.125 per share.  Dr. Houser’s employment term expired on February 28, 2011 and his unvested options were forfeited in accordance with the terms of his employment agreement.

Potential Payments Upon Termination or Change in Control

John C. Houghton

Pursuant to the Amended and Restated Houghton Employment Agreement, if we terminate Mr. Houghton as a result of his death or disability, Mr. Houghton, or his estate, as applicable, will receive his base salary for a period of three months following his death or disability, and all unvested restricted shares and stock options held by Mr. Houghton that are scheduled to vest on or before the next anniversary of the effective date of the Amended and Restated Houghton Employment Agreement will be accelerated and vest as of the termination date. If we terminate Mr. Houghton for cause or Mr. Houghton terminates his employment other than for good reason, Mr. Houghton will receive his base salary through the date of termination. If we terminate Mr. Houghton within two months prior or six months following the occurrence of a change of control, and on the date of termination the fair market value of our common stock on a fully-diluted basis is more than $50,000,000 (as determined by the Board in good faith), Mr. Houghton will receive his base salary and benefits for a period of six months following his termination, and all unvested restricted shares and stock options held by Mr. Houghton will be accelerated and vest as of the termination date. If we terminate Mr. Houghton for reasons other than those stated above or Mr. Houghton terminates his employment for good reason, Mr. Houghton will receive his base salary and benefits for a period of six months following his termination, and all unvested restricted shares and stock options that are scheduled to vest within the next year will be accelerated and vest as of the termination date.

Brian Lenz

Pursuant to the Lenz Employment Agreement, if we terminate Mr. Lenz as a result of his death or disability, Mr. Lenz, or his estate, as applicable, will receive his base salary for a period of three months following his death or disability, and all unvested restricted shares and stock options held by Mr. Lenz that are scheduled to vest on or before the next anniversary of the effective date of the Lenz Employment Agreement will be accelerated and vest as of the termination date. If we terminate Mr. Lenz for cause or Mr. Lenz terminates his employment other than for good reason, Mr. Lenz will receive his base salary through the date of termination. If we terminate Mr. Lenz within two months prior to or six months following the occurrence of a change of control, and on the date of termination the fair market value of our common stock on a fully-diluted basis is more than $50,000,000 (as determined by the Board in good faith), Mr. Lenz will receive his base salary and benefits for a period of three months following his termination, and all unvested restricted shares and stock options held by Mr. Lenz will be accelerated and vest as of the termination date. If we terminate Mr. Lenz for reasons other than those stated above or Mr. Lenz terminates his employment for good reason, Mr. Lenz will receive his base salary and benefits for a period of six months following his termination, and all unvested restricted shares and stock options that are scheduled to vest within the next year will be accelerated and vest as of the termination date.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding unexercised options for each named executive officer as of the end of the fiscal year ended December 31, 2010:

	Option Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise price ($)	Option expiration date

John C. Houghton (1)	1,277	638	8.23	8/1/2018
	-	818,146	3.125	3/30/2020
Brian Lenz (2)	-	326,492	3.125	3/30/2020
Mark T. Houser, M.D. (3)	1,277	638	8.23	8/1/2018
	-	326,492	3.125	3/30/2020

(1)
On August 1, 2008, we granted Mr. Houghton options to purchase 1,915 shares of common stock (15,000 shares prior to the 1 for 7.836 reverse stock split effected on February 24, 2010), with one third of such options vesting on each of March 4, 2009, March 4, 2010 and March 4, 2011.  On March 30, 2010, we granted Mr. Houghton options to purchase 818,146 shares of our common stock under the Stock Incentive Plan, which options vest in equal installments on each of the first three anniversaries of the grant date.

(2)
On March 30, 2010, we granted Mr. Lenz options to purchase 326,492 shares of our common stock under the Stock Incentive Plan, which options vest in equal installments on each of the first three anniversaries of the grant date.

(3)
On August 1, 2008, we granted Dr. Houser options to purchase 1,915 shares of common stock (15,000 shares prior to the 1 for 7.836 reverse stock split effected on February 24, 2010), with one third of such options vesting on each of March 4, 2009, March 4, 2010 and March 4, 2011.  On March 30, 2010, we granted Dr. Houser options to purchase 326,492 shares of our common stock under the Stock Incentive Plan, which options were to vest in equal installments on each of the first three anniversaries of the grant date.  Dr. Houser’s employment term expired on February 28, 2011 and his unvested options were forfeited in accordance with the terms of his employment agreement.

Employee Benefit and Stock Plans

Amended and Restated 2006 Stock Incentive Plan

The purpose of the Stock Incentive Plan is to promote our long-term success by attracting, motivating and retaining our directors, officers, employees, advisors and consultants and others providing services to us and our affiliates through the use of competitive long-term incentives that are tied to stockholder value. The Stock Incentive Plan seeks to balance the interest of participants in the Stock Incentive Plan and our stockholders by providing incentives in the form of stock options, restricted stock, performance awards, and stock appreciation rights, as well as other stock-based awards relating to our common stock, to be granted under the Stock Incentive Plan and consistent with the terms of the Stock Incentive Plan.

As of April 21, 2011, no shares of common stock, and options to purchase 1,806,383 shares of common stock, are outstanding under the Stock Incentive Plan. As of April 21, 2011, 493,617 shares of common stock remain authorized for issuance under the Stock Incentive Plan.

Administration

The Stock Incentive Plan is administered by the Compensation Committee, which consists of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code, a non-employee director under Rule 16b-3 and an outside director under Section 162(m), or if no committee exists, the Board. The Compensation Committee has the full authority to administer and interpret the Stock Incentive Plan and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Stock Incentive Plan or the administration or interpretation thereof, including but not limited to the establishment of performance-based criteria for each person eligible to receive awards under the Stock Incentive Plan.

Eligibility and Types of Awards

Our employees, directors, consultants, advisors and other independent contractors who provide services to us are eligible to be granted awards under the Stock Incentive Plan, including options, restricted stock, performance awards and other awards.

Available Shares

Subject to adjustment upon certain corporate transactions or events, a maximum of 2,300,000 shares of our common stock may be issued under the Stock Incentive Plan. In addition, subject to adjustment upon certain corporate transactions or events, a participant may not receive awards with respect to more than 300,000 shares of common stock in any year, except that this restriction did not apply to options granted upon the completion of the IPO. If an option or other award granted under the Stock Incentive Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards. Unless previously terminated by the Board, no new award may be granted under the Stock Incentive Plan after the tenth anniversary of the date that such plan was initially approved by our stockholders.

Awards Under the Stock Incentive Plan

Stock Options.  The terms of specific options, including whether options will constitute “incentive stock options” for purposes of Section 422(b) of the Internal Revenue Code, will be determined by the Compensation Committee. The exercise price of an option will be determined by the Compensation Committee. The exercise price may not be lower than 100% (110% in the case of an incentive stock option granted to a 10% stockholder) of the fair market value of the common stock on the date of grant. Each option will be exercisable for such period set by the Compensation Committee, which will generally not exceed ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder). Options will be exercisable at such times and subject to such terms as determined by the Compensation Committee.

Restricted Stock.  Restricted stock consists of shares of common stock granted under the Stock Incentive Plan, in such form and on such terms and conditions determined by the Compensation Committee. Such terms or conditions may include, without limitation, restrictions on the sale, assignment, transfer or other disposition or encumbrance of such shares during a restricted period established by the Compensation Committee and that such shares are deemed forfeited upon the award recipient’s failure to satisfy certain requirements within the restricted period. The Compensation Committee may, at any time and in its sole discretion, shorten or terminate any restricted period, or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of a restricted stock award. The grant of any restricted stock will be evidenced by an award agreement. Except as provided in such award agreement, restricted stock will cease to vest on the date the recipient’s employment with or service to us or a subsidiary terminates, and any shares of restricted stock that are not vested as of termination such date shall be forfeited.

Performance Awards.  A performance award confers upon its recipient certain rights payable to or exercisable by its recipient, in whole or in part, as determined by the Compensation Committee, and conditioned upon the achievement of performance criteria determined by the Compensation Committee. Performance goals established by the Compensation Committee are based on objectively determinable performance goals selected by the Compensation Committee that apply to an individual or group of individuals, or us as a whole, over a performance period designated by the Compensation Committee. A performance award must be denominated in shares of common stock and may be payable in cash, shares of common stock, other awards under the Stock Incentive Plan, or any combination thereof.

Change in Control

Upon the occurrence of a change in control (as defined under the Stock Incentive Plan), except to the extent otherwise provided in a particular participant’s award agreement (as defined under the Stock Incentive Plan), all awards shall become fully vested and, with respect to any award that is an option or stock appreciation right, exercisable in full. Each participant will be afforded an opportunity to exercise his or her options or stock appreciation rights immediately prior to the occurrence of the change in control (and conditioned upon the consummation of the change in control) so he or she can participate in the transaction if he or she desires.

Amendment and Termination

The Board may amend the Stock Incentive Plan as it deems advisable, except that it may not amend the Stock Incentive Plan in any way that would adversely affect a participant with respect to an award previously granted. In addition, the Board may not amend the Stock Incentive Plan without shareholder approval if such approval is then required pursuant to Section 162(m) or 422 of the Internal Revenue Code, the regulations promulgated thereunder or the rules of any stock exchange or similar regulatory body.

Director Compensation

The following table sets forth information with respect to compensation earned by or awarded to each of our non-executive directors who served on the Board during the fiscal year ended December 31, 2010:

Name	Fees Earned ($)	Option Awards (1) ($)	Total ($)

Bamdad Bastani, Ph.D.	28,500	50,200	78,700
Richard M. Cohen	33,500	50,200	83,700
Russell H. Ellison, M.D., M.Sc. (2)	27,500	50,200	77,700
Gary A. Gelbfish, M.D.	31,000	50,200	81,200
Timothy M. Hofer	28,500	50,200	78,700
Antony E. Pfaffle, M.D.	28,000	50,200	78,200

(1)	On March 24, 2010, each of our non-executive directors was granted options to purchase 20,000 shares of our common stock.

(2)
Dr. Ellison resigned from the Board and from his position as Chairman of the Board on December 17, 2010.  All of Dr. Ellison’s options have been forfeited in accordance with the terms of the Stock Incentive Plan.

The Compensation Committee adopted the following comprehensive director compensation policy in 2010.  Employee directors do not receive any compensation for their services on the Board. Non-employee directors are entitled to receive the following cash compensation: (i) a $15,000 annual retainer, except that the Chairman of the Board receives $23,000, (ii) $5,000 annually for service on the Audit Committee, except that the Chairman of the Audit Committee receives $12,000, (iii) $4,000 annually for service on the Nominating and Corporate Governance Committee, except that the Chairman of the Nominating and Corporate Governance Committee receives $5,000, (iv) $4,000 annually for service on the Compensation Committee, except that the Chairman of the Compensation Committee receives $5,000, (v) $1,000 for each in person meeting of the Board attended, and (vi) $500 for each telephonic meeting of the Board attended.

As an equity incentive, upon the consummation of the IPO we grant to each of our non-employee directors an option to purchase 20,000 shares of our common stock under the Stock Incentive Plan with an exercise price of $3.125 per share.  These options vest in equal installments on each of the grant date and the first two anniversaries of the grant date.

The Board approved the following changes to its director compensation policy in January 2011: (i) an increase in the annual retainer paid to non-employee directors to $20,000, except that the Chairman of the Board receives $30,000; (ii) the establishment of an annual grant to each non-employee director at the first Board meeting of the calendar year of an option to purchase 30,000 shares of our common stock at an exercise price equal to the closing price of the common stock on the grant date, which option vests on the first anniversary of the grant date; and (iii) the establishment of a one-time grant to each new non-employee director in connection with his or her initial election to the Board of an option to purchase 30,000 shares of our common stock at an exercise price equal to the closing price of the common stock on the grant date, which option vests in equal installments on each of the grant date, the first anniversary of the grant date and the second anniversary of the grant date.

Equity Compensation Plan Information

The following table provides information as of December 31, 2010 about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans (including individual arrangements):

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	1,662,827	$3.15	637,173
Equity compensation plans not approved by security holders	—	—	—
Total	1,662,827	$3.15	637,173

(1)	Our Amended and Restated 2006 Stock Incentive Plan was approved by our stockholders on February 19, 2010.

STOCKHOLDER PROPOSALS

In order to be considered for inclusion in the proxy materials to be distributed in connection with the 2012 Annual Meeting, stockholder proposals for such meeting must be submitted to us no later than December 31, 2011.

Under SEC rules, if we do not receive notice of a stockholder proposal at least 45 days prior to the first anniversary of the date of mailing of the prior year’s proxy statement, then we will be permitted to use our discretionary voting authority when the proposal is raised at the annual meeting, without any discussion of the matter in the proxy statement.  In connection with the 2012 Annual Meeting, if we do not have notice of a stockholder proposal on or before March 15, 2012, we will be permitted to use our discretionary voting authority as outlined above.

The By-laws establish procedures for stockholder nominations for elections of directors of the Company and bringing business before any annual meeting or special meeting of stockholders of the Company.  A stockholder entitled to vote in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been delivered to the Secretary of the Company at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the prior year’s annual meeting.  In the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the prior year’s annual meeting, the stockholder notice must be given not more than 120 days nor less than the later of 90 days prior to the date of the annual meeting or, if it is later, the 10th day following the date on which the date of the annual meeting is first publicly announced or disclosed by the Company.

A stockholder’s notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and the rules and regulations thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, and (ii) the class and number of shares of the Company that are owned beneficially and of record by such stockholder and such beneficial owner; and (d) any additional information reasonably requested by the Board.

Notwithstanding anything in the previous paragraph to the contrary, in the event that the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least 70 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by the By-laws will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company.

The chairman of the meeting has the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in the By-laws and, if any proposed nomination or business is not in compliance with the By-laws, to declare that such defective proposal or nomination will be disregarded.

PROXY SOLICITATION

The solicitation of proxies is made on behalf of the Board and we will bear the cost of soliciting proxies.  The transfer agent and registrar for our common stock, VStock Transfer, LLC, as a part of its regular services and for no additional compensation other than reimbursement for out-of-pocket expenses, has been engaged to assist in the proxy solicitation.  Proxies may be solicited through the mail and through telephonic or telegraphic communications to, or by meetings with, stockholders or their representatives by our directors, officers and other employees who will receive no additional compensation therefor.

We request persons such as brokers, nominees and fiduciaries holding stock in their names for others, or holding stock for others who have the right to give voting instructions, to forward proxy material to their principals and to request authority for the execution of the proxy.  We will reimburse such persons for their reasonable expenses.

ANNUAL REPORT

The 2010 Annual Report is being sent with this Proxy Statement to each stockholder and is available at materials.proxyvote.com/21900C.  The 2010 Annual Report contains our certified financial statements for the fiscal year ended December 31, 2010.  The 2010 Annual Report, however, is not to be regarded as part of the proxy soliciting material.

M35965-P13427

CORMEDIX INC.
Annual Meeting of Stockholders
June 2, 2011 11:00 AM
This proxy is solicited by the Board of Directors

The undersigned stockholder of CorMedix Inc., a Delaware corporation (the "Company"), hereby appoints John C. Houghton and Brian Lenz, and each of them, each with full power of substitution, as proxies, to vote all capital stock of the Company that the stockholder would be entitled to vote on all matters that may properly come before the Company's Annual Meeting of Stockholders (the "Annual Meeting") to be held on June 2, 2011 at the Bridgewater Marriott, 700 Commons Way, Bridgewater, NJ 08807, at 11:00 a.m., local time, and at any adjournments or postponements thereof. The undersigned stockholder hereby revokes any proxy or proxies heretofore given by the undersigned for the Annual Meeting.

Address Changes/Comments: ____

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(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CORMEDIX INC.
745 ROUTE 202-206 STE. 303
BRIDGEWATER, NJ 08807

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M35964-P13427 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

CORMEDIX INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

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Nominees:

01) Bamdad Bastani, Ph.D.
02) Richard M. Cohen
03) Gary A. Gelbfish, M.D.
04) Timothy M. Hofer
05) John C. Houghton
06) Antony E. Pfaffle, M.D.

The Board of Directors recommends you vote FOR the following proposal:

NOTE: The proxies are authorized to vote upon all other matters as may properly come before the Annual Meeting in accordance with their discretion. This proxy, when properly executed and returned, will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors "FOR" the election of each of the director nominees and "FOR" Proposal 2.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date